UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 31, 2008

First Century Bancorp.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of principal executive offices)	(Zip Code)

(770) 297-8060
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Principal Officers; Appointment of Principal Officers

Effective as of May 31, 2008, R. Allen Smith, First Century Bancorp.’s principal executive officer, and Lance G. Jones, the company’s senior lending officer, resigned. Mr. Smith will continue to serve as a director of First Century Bank, National Association. First Century Bancorp., a bank holding company, owns 100% of the outstanding common stock of First Century Bank, National Association, which operates in the Gainesville, Georgia area. The company thanks Mssrs. Smith and Jones for their service to the company, and wishes each of them the best in future endeavors.

Effective as of June 1, 2008, William R. Blanton will serve as First Century Bancorp.’s President and Chief Executive Officer in addition to his current service as Chairman of the Board of Directors. Mr. Blanton has over 35 years of banking experience and has served as the company’s Chairman of the Board since April 2007. Mr. Blanton also serves as chief executive officer of First Covenant Bank in Norcross, Georgia, a de novo bank that commenced operations in September 2006. Prior to First Covenant Bank, Mr. Blanton served as President of First Capital Bank from August 1989 through November 2005. Mr. Blanton is not subject to a written employment agreement with the Company. For more information about Mr. Blanton, with respect to his service to the Company as a director, please see Items 9 through 13 in Form 10-KSB previously filed on March 31, 2008.

The company’s officers, and the businesses and other organizations with which they are associate, from time to time may have banking transactions in the ordinary course of business with First Century Bank, National Association (the “Bank”) and First Century Bancorp. (the “Company”). The Bank’s policy is that any loans or other commitments to those persons or entities be made in accordance with applicable law and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons or entities of similar standing. All transactions with affiliates must be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of directors including a majority of disinterested directors.

     In addition, each loan by the Bank to any officer, director or controlling person of the Bank or any of its affiliates may be made only in compliance with the following conditions:

     The loan:

•

must be evidenced by a promissory note naming the Bank as payee and must contain an annual percentage rate which is reasonably comparable to that normally charged to non-affiliates by other commercial lenders for similar loans made in the Bank’s locale;

•

must be repaid according to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans made to non-affiliates in the Bank’s locale;

•

must be made only if credit reports and financial statements, or other reasonable investigation appropriate in light of the nature and terms of the loan and which meet the loan policies normally used by other commercial lenders for similar loans made to non-affiliates in the Bank’s locale, show the loan to be collectible and the borrower a satisfactory credit risk; and

•

the purpose of the loan and the disbursement of proceeds are reviewed and monitored in a manner comparable to that normally used by other commercial lenders for similar loans made in the Bank’s locale.

In April 2007, Mr. Blanton purchased 738,008 shares of the Company’s common stock in a private placement at $2.71 per share. The Company also issued Mr. Blanton a warrant (the "Original Warrant") to purchase up to 738,008 shares at $2.71 per share. The Original Warrant has no expiration date and contains provisions which provide for automatic adjustments in price and shares purchasable under the Original Warrants in the event additional securities are issued below or have a conversion or exercise price below the current Original Warrant exercise price. The Company received proceeds of approximately $2,000,000 less fees and expenses related to the sale of the shares, which the Company used for working capital purposes.

In September 2007, Mr. Blanton transferred a portion of the Original Warrant to purchase 184,502 shares to Silver Hill Enterprises, LP, an entity controlled by William Evans, one of the Company’s directors.

In December 2007, the Company completed a private placement of Series B Preferred Stock, no par value, for $10.00 per share, selling a total of $750,000 worth of shares. The investors in that offering also received warrants (the "B Warrants") to acquire 75,000 shares of common stock at an exercise price of $1.50 per share, which the Company believes was the fair market value of the common stock on the date of issuance of the B Warrants. As with the Original Warrant, the B Warrants have no expiration date and contain provisions which provide for automatic adjustments in price and shares purchasable under the warrants in the event additional shares or warrants are issued below the current warrant exercise price.

As a result of the issuance of the B Warrants with an exercise price below the $2.71 exercise price, the exercise price and number of shares of common stock purchasable under the Original Warrant adjusted as follows: (a) with respect to Mr. Blanton, from 553,506 shares at $2.71 per share to 1,000,001 shares at $1.50 per share; and (b) with respect to Silver Hill Enterprises, LP, from 184,502 shares at $2.71 per share to 333,334 shares at $1.50 per share.

In June 2008, Mr. Blanton and Silver Hill Enterprises, LP transferred a portion of the Original Warrant to purchase shares to John Allen Nivens, Jr. and Richard Kramer Whitehead, III, each a director of the Company and to Homestead Investment, LLC, which is controlled by the father of one of our directors, William A. Bagwell, Jr.

Following the transfers and the adjustments to the Original Warrant, the following persons hold rights to purchase shares of common stock at the exercise price of $1.50 under the Original Warrant and the B Warrants: (i) Mr. Blanton holds rights to purchase 850,253 shares; (ii) Silver Hill Enterprises, LP holds rights to purchase 283,417 shares; (iii) Mr. Nivens holds rights to purchase 69,167 shares; (iv) Mr. Whitehead holds rights to purchase 69,167 shares; and (v) Homestead Investment, LLC and Mr. Bagwell collectively hold rights to purchase 136,332 shares.

In November 2007, we purchased approximately $2.8 million of loans related to the residential mortgage loan markets from United Americas Bank. Mr. Blanton also serves on the board of directors of United Americas Bankshares, Inc. and its subsidiary bank, United Americas Bank in Atlanta, Georgia and owns approximately 17.05% of United Americas Bankshares, Inc., which consists of 120,000 of outstanding shares and warrants to purchase an additional 100,000 shares which is immediately exercisable. Mr. Blanton is the largest shareholder of United Americas Bankshares, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CENTURY BANCORP.

By: /s/ Sondra J. Perkins______________
Name: Sondra J. Perkins
Title: Principal Financial and Accounting Officer

Dated: June 5, 2008